UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2020

CAN-CAL RESOURCES LTD.

(Exact name of registrant as specified in its charter)

Nevada	000-26669	86-0865852
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

542 Springfield Avenue

Red Deer, Alberta, Canada T4N 0C7

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (403) 342-6221

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Securities registered pursuant to Section 12(g) of the Exchange Act:

Common Stock, $0.001 par value

Preferred Stock, $0.001 par value, 5% cumulative

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Item 1.01       Entry into a Material Definitive Agreement.

On May 24th, 2020, Can-Cal Resources Ltd. (the “Company”, “we” and “us”) entered into a Definitive Agreement with Archemetrix Mineral Resources, LLC (“AMR”), relating to its 120-acre Pisgah Mountain property located in Pisgah, California (“Pisgah Property”). Can-Cal had been seeking a partner to properly develop the Pisgah Property.

Pursuant to the Definitive Agreement, AMR had agreed to mine resources from the Pisgah Property.

The Mineral Lease calls for up to 9 million tons of material to be processed by AMR for commercial markets and remains in place until such 9 million tons are processed, or 15 years from the date of the Mineral Lease. The Definitive Agreement remains in place until the end of the Mineral Lease.

The initial processing under the Definitive Agreement is anticipated to commence in the third quarter of 2020 with the start of a pilot program. In the event the pilot program is successful, and subject to certain conditions, the processing of the Pisgah Property pursuant to the terms of the Definitive Agreement is expected to begin during the first half of 2021. Under the Definitive Agreement all capital costs are borne by AMR.

Profits from the sale of any metals processed by AMR under the Definitive Agreement provide a royalty share to Can-Cal consisting of a minimum of 40% of net profits from the sale of mineral concentrate, increasing incrementally based on certain milestones of gross tonnage of material processed.

Additionally, prior to the first 8 million tons being processed, an optional right may be exercised whereby an additional 4.5 million tons of material, above the initial 9 million tons, can be processed under the Definitive Agreements with terms yet to be agreed upon by the parties, at which time the term of the Mineral Lease will be extended by 15 years.

Profits from byproducts remaining from the process to derive a concentrate for smelter-refiners, are to be split 50/50 between the parties.

Specific minimum as well as ongoing performance requirements are to be met through out the duration of the Definitive Agreements.

The Definitive Agreement requires AMR to pay a Royalty Advance of $1.2 million to the Company, payable as follows: (a) $100,000 which was paid by AMR in the third quarter of 2019; (b) $100,000 payable by June 22, 2020, pursuant to certain conditions being met as described in the Definitive Agreement; (c) $150,000 prior to commencement of Pilot Program expected in Q3 of 2020; (d) $350,000 no later than 60 days after the pilot program or commercial activity at the Pisgah Property has started; and (e) $500,000 at the earlier of (i) the date that AMR commences commercial processing on the Pisgah Property or (ii) the first anniversary of the Definitive Agreement.

In recognition of the Royalty Advance, the Company agreed to grant AMR a Warrant to purchase up to 5 million shares of common stock (the "AMR Warrants"), of which (a) warrants to purchase 3 million shares have an exercise price of $0.20 and expire on May 24, 2023; (b) warrants to purchase 1 million shares have an exercise price of $0.25 per share and expire on May 24, 2024; and (c) warrants to purchase 1 million shares have an exercise price of $0.25 per share and expire on May 24, 2024. The shares of common stock issuable upon exercise of the first tranche of warrants (i.e., (a) above), are required to be held for three months (1,000,000 shares), six months (1,000,000 shares) and nine months (1,000,000 shares) from the date of their exercise and the shares of common stock issuable upon exercise of the second and third tranches of warrants (i.e., (b) and (c) above), are required to be held for six months from the date of their exercise.

The Definitive Agreements include certain indemnification and other requirements of the parties typical of transactions of this type. The Mineral Lease may be terminated by AMR in certain situations including our breach of the representations of the Mineral Lease and our failure to cure such breaches 30 days after notice thereof is provided to the Company. In certain circumstances we also have the right to terminate the Mineral Lease, including upon AMR's breach of the agreement (and failure to cure 30 days after notice thereof is provided to AMR) and AMR's failure to meet certain minimum volume requirements relating to the processing of materials.

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The Non-Compete prohibits us from competing against AMR in connection with the processing or refinement of industrial and other materials within a fifty-mile radius of the Pisgah Property during the term of the Mineral Lease.

Item 3.02       Unregistered Sales of Equity Securities.

We claim an exemption from registration for the grant of the AMR Warrants pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), since the foregoing grant did not involve a public offering, the recipient (a) was an "accredited investor"; and/or (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act, and the recipient acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. The securities were not registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

If exercised in full, a maximum of 5 million shares of our common stock would be issuable upon exercise of the AMR Warrants.

Item 8.01      Other Events.

As our shareholders are already aware, the lack of operating capital over the last 2 years has resulted in the Company's Securities and Exchange Commission filings becoming delinquent and other delays in satisfying debts and accounts payable. We are continuing to focus on becoming current with our reporting requirements with the Securities Exchange Commission and following such time as we become current in such filing obligations, we plan to turn our attention toward removal of 'Cease Trade Orders' within the jurisdictions of Alberta and British Columbia, Canada, which are currently affecting the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAN-CAL RESOURCES LTD.

Date: June 1, 2020	By: /s/ Casey Douglass
Casey Douglass
Chairman of the Board

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